UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

OMEGA HEALTHCARE INVESTORS, INC.

OHI HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(Omega Healthcare Investors, Inc.)	(Omega Healthcare Investors, Inc.)	(Omega Healthcare Investors, Inc.)
Delaware	33-203447-11	36-4796206
(OHI Healthcare Properties Limited Partnership)	(OHI Healthcare Properties Limited Partnership)	(OHI Healthcare Properties Limited Partnership)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective February 1, 2019, Omega Healthcare Investors, Inc. (“Omega”) and OHI Healthcare Properties Limited Partnership (“Omega OP”) entered into amendments to their respective credit agreements relating to (i) Omega’s $1.8 billion senior unsecured revolving and term loan credit facility, (ii) Omega’s $250 million senior unsecured term loan facility and (iii) Omega OP’s $100 million senior unsecured term loan facility. These amendments, among other things, permit Omega and Omega OP to merge or consolidate with a third party provided that Omega or Omega OP is the surviving entity in such transaction. As a result of these amendments, no additional consent is required from Omega’s lenders in connection with Omega’s previously reported proposed acquisition by merger (the “Merger”) of MedEquities Realty Trust, Inc. (“MedEquities”).

Each of these amendments is filed as an exhibit to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description of the material terms of such amendments is qualified in its entirety by reference to the exhibits filed herewith.

Additional Information and Where to Find It

In connection with the proposed Merger, Omega will file a registration statement on Form S-4 with the SEC that includes the preliminary proxy statement of MedEquities and constitutes a preliminary prospectus of Omega. After the registration statement is declared effective, MedEquities plans to mail to its stockholders the definitive proxy statement/prospectus. MedEquities and Omega may also file other documents with the SEC in connection with the proposed Merger. This Current Report on Form 8-K is not a substitute for the proxy statement/prospectus or registration statement or any other document that MedEquities or Omega may file with the SEC. A copy of the merger agreement has been filed by Omega as an exhibit to its Current Report on Form 8-K dated January 4, 2019. Investors are urged to read the registration statement, the proxy statement/prospectus and any other relevant documents when they are available, as well as any amendments or supplements to these documents, carefully and in their entirety.

Investors may obtain free copies of the registration statement, the preliminary proxy statement/prospectus, and all other relevant documents filed by Omega and MedEquities with the SEC through the website maintained by the SEC at www.sec.gov, or by contacting MedEquities at 3100 West End Avenue, Suite 1000, Nashville, Tennessee 37203 Attn: Tripp Sullivan, (615) 760-1104, or Omega at Omega Healthcare Investors, Inc. 303 International Circle, Suite 200 Hunt Valley, Maryland 21030, Attn: Matthew Gourmand, Senior VP of Investor Relations, (410) 427-1714.

Participants in the Solicitation

Omega, MedEquities and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from MedEquities’ stockholders in respect of the proposed Merger. Information regarding Omega’s directors and executive officers can be found in Omega’s definitive proxy statement filed with the SEC on April 30, 2018, its Form 10-K filed with the SEC on February 23, 2018, and its Form 8-K reports filed with the SEC on October 25, 2018 and November 2, 2018, as well as its other filings with the SEC. Information regarding the directors and executive officers of MedEquities can be found in its definitive proxy statement filed with the SEC on April 16, 2018, as well as its other filings with the SEC. Additional information regarding the interests of such potential participants will be included in the registration statement, proxy statement/prospectus and other relevant documents to be filed with the SEC in connection with the proposed Merger. These documents will be available free of charge on the SEC’s website and from Omega and MedEquities, as applicable, using the sources indicated above.

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No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	First Amendment to Credit Agreement, dated as of February 1, 2019, regarding the Credit Agreement, dated as of May 25, 2017, by and among Omega Healthcare Investors, Inc., OHI Healthcare Properties Limited Partnership, as guarantor, the lenders named therein and Bank of America, N.A., as administrative agent.

10.2	First Amendment to Amended and Restated Credit Agreement, dated as of February 1, 2019, regarding the Amended and Restated Credit Agreement, dated as of May 25, 2017, by and among Omega Healthcare Investors, Inc., OHI Healthcare Properties Limited Partnership, as guarantor, the lenders named therein and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as administrative agent.

10.3	First Amendment to Credit Agreement, dated as of February 1, 2019, regarding the Credit Agreement, dated as of May 25, 2017, by and among OHI Healthcare Properties Limited Partnership, the lenders named therein and Bank of America, N.A., as administrative agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: February 6, 2019	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer and Treasurer